UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2020, the Board of Directors (the “Board”) of UNITY Biotechnology, Inc., a Delaware corporation (“UNITY” or the “Company”), appointed Anirvan Ghosh, Ph.D. as the Company’s new Chief Executive Officer replacing Keith Leonard effective as of March 30, 2020. Dr. Ghosh was also appointed, effective as of March 30, 2020, as a Class I director with a term expiring in connection with the 2022 Annual Meeting of Stockholders. Mr. Leonard is leaving the position of Chief Executive Officer for personal reasons but will remain as Chairman of the Board of UNITY.

In connection with Dr. Ghosh’s appointment as the Company’s new Chief Executive Officer, the Board approved the terms of his employment with the Company, which the Company anticipates will be memorialized in an Executive Employment Agreement. The terms of Dr. Ghosh’s employment include an annual base salary of $550,000 and the opportunity to earn an annual performance bonus targeted at 55% of his annual base salary. Dr. Ghosh will also receive a $75,000 sign-on bonus that will be subject to repayment if his employment is terminated prior to the one-year anniversary of his commencement of employment, as well as reimbursement of up to $50,000 in relocation expenses.

The Board will grant to Dr. Ghosh an option (the “Option”) to purchase 800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an exercise price per share equal to the closing price of a share of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant. The Option will vest and become exercisable as to 25% of the shares on the one-year anniversary of Dr. Ghosh’s commencement of employment and thereafter as to 1/48th of the shares underlying the Option on a monthly basis, subject to his continued service to UNITY through each date. In addition, the Board will grant Dr. Ghosh 30,000 shares of Common Stock, 120,000 restricted stock units (the “RSUs”) and 150,000 performance stock units (the “PSUs”). Each RSU and PSU constitutes the right to receive a share of Company Common Stock upon vesting. 40,000 RSUs vest on each yearly anniversary of Dr. Ghosh’s commencement of employment, in each case, subject to Dr. Ghosh’s continued service to UNITY through the applicable vesting date. 50,000 PSUs vest upon the attainment of (a) a volume-weighted average per share trading price of the Company’s Common Stock of at least $36.875 for a trailing 30-day period (subject to adjustment for stock splits and the like) or (b) a change in control transaction in which the price per share to the holders of Common Stock is at least $36.875 (subject to adjustment for stock splits and the like). The remaining PSUs vest (x) at such time as the Company’s market capitalization reaches at least $2.5 billion, as measured by a trailing 30 day volume weighted average price or (y) a change in control transaction in which the consideration paid to the Company’s stockholders is equal to at least $2.5 billion, as determined by UNITY’s board of directors. Each of the Option, Common Stock award, RSUs and PSUs will be granted pursuant to the Company’s 2018 Incentive Award Plan (the “Plan”) and evidenced by agreements to be entered into thereunder.

In the event Dr. Ghosh is terminated without cause or resigns for good reason (each to be defined in the Executive Employment Agreement), outside of a period of time that begins three months prior to and ends 18 months following a change in control (as defined in the “Plan”), then Dr. Ghosh will be entitled to receive: (i) continued base salary for 12 months following the date of termination; and (ii) payment or reimbursement of continued healthcare coverage for up to 12 months following the date of termination, in each case, subject to his timely execution and delivery of a release of claims against the Company. In the event Dr. Ghosh is terminated without cause or resigns for good reason, during a period of time that begins three months prior to and ends 18 months following a change in control, Dr. Ghosh will be eligible to receive: (i) a lump sum severance payment equal to 18 months of his base salary and 1.5x target annual incentive payment; (ii) payment or reimbursement of continued healthcare coverage for up to 18 months following the date of termination; and (iii) the full accelerated vesting of his then-unvested equity awards that otherwise would have vested based on continued service to Unity, subject to his timely execution and delivery of a release of claims against the Company. In addition, in the event of a change in control of UNITY, each of Dr. Ghosh’s equity awards that is scheduled to vest based on continued service will vest as to 50% of the shares of Company Common Stock underlying the equity award and the remaining shares of Company Common Stock underlying the equity award will vest in substantially equal monthly installments over the 12 months immediately following the change in control, subject to Dr. Ghosh’s continued service to UNITY or its successor through the applicable vesting date and subject to accelerated vesting as described in the preceding sentence.

Item 8.01	Other Events

On March 2, 2020, UNITY issued a press release announcing the appointment of Dr. Ghosh as Chief Executive Officer and a member of the Board of Directors, effective as of March 30, 2020. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated March 2, 2020.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding UNITY, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the anticipated date of Dr. Ghosh’s commencement of employment and the anticipated terms of the Executive Employment Agreement with Dr. Ghosh. Such forward-looking statements involve substantial risks and uncertainties that could cause the actual results to differ significantly from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s reports filed with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 6, 2019 as well as other documents that may be filed by the Company from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: March 2, 2020	By:	/s/ Robert C. Goeltz II
Robert C. Goeltz II
Chief Financial Officer